Exhibit j (ii) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of the Federated MDT Small Cap Growth Fund in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A, No. 333-134468) of the Federated MDT Series, and to the incorporation by reference of our report dated September 19, 2007 on Federated MDT Small Cap Growth Fund (one of the portfolios constituting Federated MDT Series) included in the Annual Report to Shareholders for the fiscal year ended July 31, 2007.



                                                     ERNST & YOUNG LLP


Boston, Massachusetts
December 14, 2007